UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/08/11

Florida Bank Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53813

Florida	20-8732828
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 N. Franklin Street

Suite 2800

Tampa, FL 33602

(Address of principal executive offices, including zip code)

(813) 367-5270

(Registrant’s telephone number, including area code)

FBG Holding Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 8, 2011, the Board of Governors of the Federal Reserve System published a Written Agreement (the “Agreement”) which became effective March 1, 2011, that was entered into by and among Florida Bank Group, Inc. (the “Holding Company”) and Florida Bank (the “Bank”), a wholly-owned subsidiary of the Holding Company (collectively, the “Company”), and the Federal Reserve Bank of Atlanta (the “FRB”). The Agreement, among other requirements, provides that the Company’s Board of Directors will take steps to ensure that the Bank complies with the agreement and will strengthen its oversight of the management and operations of the Bank. In addition, the Agreement provides that the Company will: strengthen its policies and procedures in the areas of credit risk, credit administration and ALLL as well as seek regulatory approval for key board and executive management appointments. This description of the Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the agreement, attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Written agreement dated as of March 1, 2010 by and between the Company and the FRB

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Bank Group, Inc.

Date: March 8, 2011	By:	/s/ John Garthwaite
John Garthwaite
Chief Financial Officer